POWER OF ATTORNEY

Roger Fridholm

Know all by these presents, that the undersigned

hereby constitutes and appoints each of Jon W.

Bilstrom, Nicole V. Gersch, Jessica M. Pfeiffer,

and Robert W. Spencer, Jr., signing singly, the

undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned,

in the undersigned's capacity as an officer and/or

director of Comerica Incorporated (the "Company"),

Forms 3, 4 and 5 in accordance with Section 16(a)

of the Securities Exchange Act of 1934 and the

rules thereunder;

(2) execute for and on behalf of the undersigned,

in the undersigned's capacity as an officer and/or

director of the Company, documents necessary to

facilitate the filing of Forms 3, 4 and 5;

(3) do and perform any and all acts for and on

behalf of the undersigned which may be necessary

or desirable to complete and execute any such

Form 3, 4 or 5 and timely file such form with the

United States Securities and Exchange Commission

and any stock exchange or similar authority; and

(4) take any other action of any type whatsoever

in connection with the foregoing which, in the

opinion of such attorney-in-fact, may be of benefit

to, in the best interest of, or legally required by,

the undersigned, it being understood that the

documents executed by such attorney-in-fact on

behalf of the undersigned pursuant to this Power of

Attorney shall be in such form and shall contain

such terms and conditions as such attorney-in-fact

may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-

in-fact full power and authority to do and perform

any and every act and thing whatsoever requisite,

necessary, or proper to be done in the exercise of

any of the rights and powers herein granted, as

fully to all intents and all purposes as the

undersigned might or could do if personally

present, with full power of substitution or

revocation, hereby ratifying and confirming all

that such attorney-in-fact, or such attorney-

in-fact's substitute or substitutes, shall

lawfully do or cause to be done by virtue of

this power of attorney and the rights and

powers herein granted.  The undersigned

acknowledges that the foregoing attorneys-in-

fact, in serving in such capacity at the request

of the undersigned, are not assuming, nor is

the Company assuming, any of the undersigned's

responsibilities to comply with Section 16 of

the Securities Exchange Act of 1934.

The termination of any attorney-in-fact's

employment by the Company, however caused,

shall operate as a termination of his or her

powers and authorities hereunder, but shall

not affect the powers and authorities herein

granted to any other party.

This Power of Attorney shall remain in full

force and effect until the undersigned is no

longer required to file Forms 3, 4 and 5 with

respect to the undersigned's holdings of and

transactions in securities issued by the

Company, unless earlier revoked by the

undersigned in a signed writing delivered to

the foregoing attorneys-in-fact at the then

current mailing address of the Corporate

Legal Department of Comerica Incorporated.

All Powers of Attorney previously granted

in connection with the foregoing matters

hereby are canceled and revoked.

IN WITNESS WHEREOF, the undersigned has

caused this Power of Attorney to be executed

and made effective as of this 25th day of

July, 2006.

/s/ Roger Fridholm

Roger Fridholm